UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Effective as of April 10, 2017, Odyssey Marine Exploration, Inc. (“Odyssey”) issued 670,455 unregistered shares of common stock to Epsilon Acquisitions LLC (“Epsilon”) upon conversion of indebtedness evidenced by the Convertible Promissory Note that Odyssey Marine Enterprises, Ltd. (“OME”), a subsidiary of Odyssey, issued to Epsilon on March, 18 2016. The amount of indebtedness converted was $3,050,000, plus interest, and the conversion rate was $5.00 per share of common stock. As previously disclosed in the Current Report on Form 8-K that Odyssey filed with the Securities and Exchange Commission on January 26, 2017, conversion of the indebtedness required 75 days’ notice from Epsilon, and Epsilon delivered its conversion notice on January 25, 2017.

Epsilon is an affiliate of Minera del Norte S.A. de c.v. (“MINOSA”) with which we have an investment agreement for the potential purchase of new equity securities that would represent a majority of the equity in Odyssey. The conversion of indebtedness by Epsilon makes Epsilon one of the largest Odyssey stockholders and further aligns the interests of Odyssey and MINOSA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: May 2, 2017	By:	/s/ Jay A. Nudi
Jay A. Nudi
Interim Chief Financial Officer